Exhibit 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Rule 13a-14(a) adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Jeet Mahal, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Jasper Therapeutics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Jeet Mahal
Jeet Mahal President, Chief Executive Officer, and Director (Principal Executive Officer)

Dated: April 30, 2026